Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Real Goods Solar, Inc. on Form S-8 (No. 333-153642) of our report dated May 31, 2011, relating to the consolidated financial statements of Earth Friendly Energy Group Holdings, LLC included in the Form 8-K/A of Real Goods Solar, Inc.

/s/ CCR LLP

Westborough, Massachusetts

August 29, 2011

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